Exhibit (a)(5)

                                OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            ALLCITY INSURANCE COMPANY

                                       AT

                               $2.75 NET PER SHARE

                                       BY

                          LEUCADIA NATIONAL CORPORATION

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
    TIME, ON WEDNESDAY, MAY 28, 2003 (THE "EXPIRATION DATE"), UNLESS THE OFFER
    IS EXTENDED.
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                                                                  April 29, 2003

To Our Clients:

           Enclosed for your consideration are the Offer to Purchase, dated April 29, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Leucadia National Corporation, a New York corporation ("Leucadia") to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Allcity Insurance Company, a New York corporation ("Allcity"), at a purchase price of $2.75 per share, net to you in cash (such amount, or any greater amount per share of Common Stock paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. WE ARE THE HOLDER OF RECORD OF SHARES OF COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

           We request instructions as to whether you wish us to tender any or all of the shares of Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

           Your attention is invited to the following:

          1. The Offer Price is $2.75 per share of Common Stock, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

          2.   The Offer is being made for all outstanding shares of Common
               Stock.

          3. The Board of Directors of Allcity, based on the unanimous recommendation of a special committee of directors of Allcity not affiliated with Leucadia, has (a) determined that the Offer is fair to and in the best interests of the shareholders of Allcity (other than Leucadia and its affiliates), (b) resolved to approve the Offer and (c) recommends acceptance of the Offer by the shareholders of Allcity.


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
          4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MAY 28, 2003, UNLESS THE OFFER IS EXTENDED.

          5. The Offer is conditioned upon a minimum number of shares of Common Stock being tendered. The Offer is subject to certain conditions set forth in the Offer to Purchase. See the sections of the Offer to Purchase titled "THE TENDER OFFER - 1. Terms of the Offer; Expiration Date" and "THE TENDER OFFER - 11. Certain Conditions to the Offer."

          6. Any stock transfer taxes applicable to the sale of shares of Common Stock to Leucadia pursuant to the Offer will be paid by Leucadia, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

           Except as disclosed in the Offer to Purchase, Leucadia is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Leucadia becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares of Common Stock pursuant thereto, Leucadia will make a good faith effort to comply with such state statute. If, after such good faith effort, Leucadia cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Common Stock in such state. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Leucadia by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

           If you wish to have us tender any or all of your shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Common Stock, all such shares of Common Stock will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.


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
                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            ALLCITY INSURANCE COMPANY

           The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 29, 2003 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the offer by Leucadia National Corporation, a New York corporation, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Allcity Insurance Company, a New York corporation, at a price of $2.75 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

           This will instruct you to tender the number of shares of Common Stock indicated below (or if no number is indicated below, all shares of Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares of Common Stock to Be Tendered*

-----------------------------------

Dated:  _________ __, 2003
                            ----------------------------------------------------
                                              Signature(s)

                            ----------------------------------------------------
                                              Print Name(s)


                            ----------------------------------------------------
                                              Address(es)

                            ----------------------------------------------------
                                            Area Code and Telephone Number

                            ----------------------------------------------------
                                           Tax ID or Social Security Number



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* Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.



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